UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 20, 2015

 ELECTRO SCIENTIFIC INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-12853	93-0370304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13900 NW Science Park Drive, Portland, Oregon		97229
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (503) 641-4141

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On March 20, 2015, Electro Scientific Industries (the “Company”) entered into a new loan and security agreement (the “Loan Agreement”) between the Company, as borrower, and Silicon Valley Bank (“SVB”), as lender. The Loan Agreement provides for a senior secured asset-based revolving credit facility (the “Credit Facility”) with up to $30 million available on a revolving basis, including a $15 million sublimit for letters of credit, until March 20, 2018. Borrowings under the Credit Facility may be used for working capital needs and other general corporate purposes.

The Credit Facility will have three levels of reporting, pricing, and availability based on the Company’s liquidity and certain borrowing base valuations of the Company’s eligible accounts receivable.

Amounts outstanding under the Credit Facility will bear interest at a rate per annum equal to, at the election of the Company, the LIBOR rate or Wall Street Journal prime rate or, plus an additional interest rate margin that is determined by the availability of borrowings under the Loan Agreement. The additional interest rate margin will range from 2.0% to 2.75% in the case of LIBOR advances and from % to 0.5% for prime rate advances. During an event of default, amounts due under the Loan Agreement will bear interest at a rate per annum equal to 5% above the rate otherwise applicable to such amounts. The Company is required to pay SVB a commitment fee of $75,000 upon execution of the Loan Agreement and $12,500 per annum thereafter, and is required to pay a quarterly unused facility fee equal to 0.30% - 0.50% per annum of the average daily unused portion of the commitments under the Credit Facility, depending upon availability of borrowings under the Credit Facility.

The Loan Agreement contains customary representations and warranties, events of default, negative and affirmative covenants and financial covenants including maintaining a tangible net worth (consisting of consolidated assets less intangible and intellectual property, reserves, liabilities and subordinated debt) of $140 million, limiting annual capital expenditures to $10 million in the aggregate, and certain limitations on dispositions of assets.

The loans and other obligations of the Company under the Credit Facility are secured by substantially all of the tangible and intangible assets of the Company (including, without limitation, a negative pledge of intellectual property and a pledge of the capital stock of certain subsidiaries, but excluding real property) pursuant to the terms of the Loan Agreement and several pledge agreements.

The foregoing description of the Loan Agreement does not purport to be a complete statement of the parties’ rights under such agreement and is qualified in its entirety by reference to the full text of the Loan Agreement, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-            Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Loan and Security Agreement, dated as of March 20, 2015, by and among Electro Scientific Industries, Inc. and Silicon Valley bank.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 23, 2015

Electro Scientific Industries, Inc.

By:	/s/ Paul Oldham
Name:	Paul Oldham
Title:	Vice President of Administration, Chief Financial Officer and Corporate Secretary